Exhibit 24

Powers of Attorney

Each of the undersigned, in the capacity or capacities set forth below his or her signature as a member of the Board of Directors and/or an officer of Schlumberger Limited, a Curaçao company, hereby appoints Howard Guild and Alexander C. Juden, or either of them, the attorney or attorneys of the undersigned, with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to execute and file with the Securities and Exchange Commission the Annual Report on Form 10-K under the Securities Exchange Act of 1934 (the “Exchange Act”) for the fiscal year ending December 31, 2019, and any amendment or amendments to any such Annual Report on Form 10-K, and any agreements, consents or waivers related thereto, and to take any and all such other action for and in the name and place and stead of the undersigned as may be necessary or desirable in order to comply with the Exchange Act or the rules and regulations thereunder.

/s/ Peter L.S. Currie	/s/ Indra K. Nooyi
Peter L.S. Currie Director	Indra K. Nooyi Director
/s/ Patrick de La Chevardière	/s/ Lubna S. Olayan
Patrick de La Chevardière Director	Lubna S. Olayan Director
/s/ Miguel Galuccio	/s/ Mark G. Papa
Miguel Galuccio Director	Mark G. Papa Chairman
/s/ Nikolay Kudryavtsev	/s/ Leo Rafael Reif
Nikolay Kudryavtsev Director	Leo Rafael Reif Director
/s/ Olivier Le Peuch	/s/ Henri Seydoux
Olivier Le Peuch Chief Executive Officer and Director	Henri Seydoux Director
/s/ Tatiana Mitrova	/s/ Jeff W. Sheets
Tatiana Mitrova Director	Jeff W. Sheets Director

Date: January 17, 2020